Exhibit 16.1

February 10, 2016

U.S. Securities and Exchange Commission
100 F. Street
Washington, DC 20549-7561

Ladies and Gentlemen:

Re: Ciralight Global, Inc.
    Commission File No. 0-54036

We have read the statements of Ciralight Global, Inc. pertaining to our firm included in Item 4.01 of the Form 8-K dated February 9, 2016 and are in agreement with the statements contained in that document pertaining to our firm.

Sincerely,


/s/ HJ Associates & Consultants, LLP
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HJ Associates & Consultants, LLP